Exhibit 10.24

Property Lease Contract

LESSOR: Fujian Xinhengji Advertising Co. Ltd.

LESSEE: Fuzhou Fuyu Advertising Co. Ltd.

This contract is made and entered into by and between the Lessor and the Lessee in accordance with the Contract Law of the People’s Republic of China and other relevant rules.

Article 1 The Lessor will lease a property – the 28th storey of Yifa Building (hereinafter referred to as the “Leased Property”) to the Lessee. The Leased Property has a gross floor area of 500 square meters.

Article 2 The term of the lease shall be from 10/10/2011 to 10/09/2012.

Article 3 The rent of the Leased Property shall be RMB 5000 (in words: five thousand) per month.

Article 4 The Lessee shall pay the rent to the Lessor on a yearly basis.

Article 5 The Leased Property shall be devoted to the purpose of office.

Article 6 The Lessor shall be responsible for utility fees, sanitary fees, property management fees and other fees relating the property lease.

Article 7 Any dispute arising out of or in connection with this Contract shall be resolved through amicable consultations between the two parties.

Article 8 This Contract is executed in duplicate, with one copy for the Lessor and one for the Lessee. This Contract shall become effective when signed by both parties.

LESSOR: Fujian Xinhengji Advertising Co. Ltd.

Authorized Representative: Chen Minhua
Date: 10/07/2011

LESSEE: Fuzhou Fuyu Advertising Co. Ltd.
Authorized Representative: Fan Yanling
Date: 10/07/2011